Exhibit 99.1

Enveric Biosciences Announces Approval from Israel’s Ministry of Health to Begin its Phase 1/2 Trial of Triple-Combination CBD Treatment for Glioblastoma

Enveric Enters into Clinical Stage Development of Lead Asset, EV101, in Israel with MOH Approval

NAPLES, Fla., July 8, 2021 – Enveric Biosciences (NASDAQ: ENVB) (“Enveric” or the “Company”), a patient-first biotechnology company developing novel cannabinoid medicines to improve quality of life for cancer patients, announced today that the Company has received approval from the Israeli Ministry of Health to begin the Phase 1/2 portion of its study of its lead asset, EV101, designed to investigate the safety and efficacy of synthetic cannabidiol (CBD) when administered alone or in combination with clomiphene, concurrently with temozolomide, to treat patients suffering from recurrent or progressive glioblastoma (GBM). The study will be conducted at the Davidoff Institute of Oncology, Rabin Medical Center, in Israel under Principal Investigator Dr. Tali Siegal.

“Glioblastoma is a highly aggressive form of cancer with a very poor overall survival rate, particularly for those with recurrent GBM, which is the target group for this study,” said Robert Wilkins, M.D., Chief Medical Officer, Enveric Biosciences. “Our goal with this study is to enhance the existing treatment’s efficacy through adding CBD to create a new standard of care, potentially improving and extending glioblastoma patients’ quality of life.”

The Phase 1 portion of the study is intended to first determine the CBD-temozolomide combination’s maximum tolerated dose (MTD). Clomiphene will then be added to the regimen for up to 24 patients to rule out toxicity. Once all three agents’ MTDs are determined, they will then be applied to the Phase 2 portion to determine initial efficacy, where an additional 40 patients are expected to be recruited and randomized into two open-label treatment arms.

The study design is as follows:

●	Arm 1 (combination): Patients will be treated with the MTD determined in the dose-finding phase for pure synthetic CBD oil + temozolomide.
●	Arm 2 (triple combination): Patients will be treated with the MTD determined in the dose-finding phase for pure synthetic CBD oil + temozolomide + clomiphene.
●	All patients will continue treatment for up to 24 months from Day 1 of the therapy unless unacceptable toxicities, patient consent withdrawal or death occur.

“We believe that the Israeli Ministry of Health’s approval for this Phase 1/2 study is a major milestone not only for Enveric but also for glioblastoma patients globally who are seeking to prolong their survival and improve their quality of life,” added David Johnson, Chairman and CEO of Enveric Biosciences. “Our goal is to further demonstrate CBD’s efficacy when combined with current anti-cancer drugs to optimize the existing standard-of-care for cancer patients in need. We are targeting the fourth quarter of 2021 for the enrollment of our first patient, following the conclusion of the final study agreements with the site.”

This product is not approved for marketing anywhere in the world.

About Enveric Biosciences

Enveric Biosciences is a patient-first biotechnology company developing rigorously tested, novel cannabinoid medicines to improve quality of life for cancer patients. Initial indications include radiodermatitis, a common and often severe side effect of radiation therapy, and chemotherapy-induced neuropathy. For more information, please visit https://www.enveric.com/.

Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans”, “ expects” or “does not expect”, “proposed”, “is expected”, “budgets”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the impact of the novel coronavirus (COVID-19) on Enveric’s ongoing and planned clinical trials; the geographic, social and economic impact of COVID-19 on Enveric’s ability to conduct its business and raise capital in the future when needed; delays in planned clinical trials; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; Enveric’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to Enveric’s products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to Enveric, is set forth in Enveric’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Enveric disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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